Exhibit 10(xi)(d)
[Date]
Dear •:
It is my pleasure to congratulate you for being selected to participate in the Long Term Performance Award Program (the “Program”) under The Stanley Works 2001 Long-Term Incentive Plan. This Program is intended to provide substantial, equity-based rewards for specified full-time members of our senior executive team, provided specific Corporate goals are achieved during the Program’s three year measurement period (fiscal years •-•).
In conjunction with our short-term variable compensation program (MICP) and our stock option/restricted stock unit program, the Program is an important addition to your total compensation package, and provides a strong additional incentive to continue increasing shareholder value.
Bonus Opportunity
Each participant will have an opportunity to earn a number of Performance Shares (PS) based upon achievement of corporate financial goals, and may earn additional performance shares if the corporate financial goals are exceeded. Each PS unit represents one share of Stanley Common Stock and, accordingly, the potential value of a participant’s performance award under the Program may change as our stock price changes.
Each participant is allocated a threshold, target and maximum number of PS units based upon assigned percentages of his or her annual base salary at the rate in effect as of January 1, • [year in which award is made]. The initial value of each PS unit is $•, the average of the high and low price of Stanley stock on • [date on which award is approved].
Your performance award covers the following number of PS units:

	Threshold	Target	Max
% of Pay	•	•	•
# PS	•	•	•
Vesting and Settlement
Performance awards will become vested at the time of settlement to the extent that the applicable performance metrics have been achieved and provided that the participant is continuously employed by Stanley until such time. Performance awards will be settled in shares of Stanley stock as soon as practicable following the end of the measurement period. The shares will be distributed in the form of restricted stock to the extent the participant does not hold the number of shares specified in the minimum stock ownership guidelines for executives at the time of settlement. Participants will be entitled to vote and receive dividends on restricted stock following the date of distribution.
The Minimum Ownership Guidelines are as follows:

Position	Multiple of Base Salary
CEO	3X
Level 1	2X
Levels 2 and 3	1X
If a participant’s employment with Stanley terminates due to his or her retirement, death or disability prior to the date the performance awards are settled, the participant’s performance award will be pro-rated based on the number of days in the measurement period that the participant was employed by Stanley. The participant’s pro-rated performance award will be settled at the same time as performance awards for active participants are settled, to the extent the applicable performance metrics have been achieved. Pro-rated performance awards will be settled in the form of unrestricted shares of Stanley common stock. A participant whose employment with Stanley terminates prior to the date of settlement for any other reason will forfeit all rights in respect of his or her performance award and will not be entitled to receive any shares of Stanley stock or other payment under the Program.
Financial Measurements
The Corporate financial goals for this Program will consist of two equally weighted metrics, one based on EPS and one based on ROCE, as set forth in the attached document entitled LTIP Corporate Goals.
Although this summary includes the key aspects of the Program, it is not intended to represent a full accounting of the rules and regulations applicable to the Program and is subject to the terms described in the enclosed Terms and Conditions Applicable to Long Term Performance Awards and The Stanley Works 2001 Long-Term Incentive Plan, which together with this document govern the Program. Please note that the Terms and Conditions enclosed here apply to all outstanding Performance Awards.
If you have any questions, please call me, Jim Loree or Mark Mathieu. Once again, thank you for your continued support and congratulations on being selected to participate in this important Program.
Best regards,